UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 17, 2010

CANANDAIGUA NATIONAL CORPORATION (Exact name of registrant as specified in its charter)

2-94863
(Commission File Number)

New York (State or other jurisdiction of incorporation or organization)	16-1234823 (IRS Employer Identification Number)

72 South Main Street Canandaigua, New York (Address of principal executive offices)	14424 (Zip code)

(585) 394-4260 (Registrant's telephone number, including area code) NOT APPLICABLE (Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors

Patricia A. Boland, a Class 3 Director, has advised the Board of Directors that she will not stand for re-election as a director upon the expiration of her current term at the 2010 Annual Meeting of the Corporation.  Mrs. Boland’s decision is based upon her desire to spend more time with her family and to pursue charitable and educational interests.  There are no disagreements with management or the Board.  The Board of Directors thanks Mrs. Boland for the 24 years of leadership and service she has provided to the Corporation.  The Board has elected not to fill the seat vacated by Mrs. Boland’s retirement at this time, as the current membership of the Board provides adequate governance for the Corporation.

Item 5.07 Submission of Matters to a Vote of Security Holders
(a) The Annual Meeting of Shareholders of Canandaigua National Corporation was held on Wednesday, March 17, 2010.

(b)

There are 2,000,000 shares of common stock of the Corporation which are authorized; 470,836 shares of the Corporation are issued and outstanding as of the record date of January 13, 2010. Each share is entitled to cast one vote for each item which may properly come before the 2010 Annual Meeting of the Shareholders of the Corporation. Nominees, Richard P. Miller, Jr., Robert G. Sheridan and Alan J. Stone were duly elected as Class 3 Directors of the Corporation for the ensuing three years. Tabulation with respect to each nominee for office is as follows:

Nominee	Votes Cast For	Votes Withheld	Abstentions	Broker Non-votes	Total Votes Cast
Richard P. Miller, Jr.	295,176	5,499	0	0	300,675
Robert G. Sheridan	295,638	5,037	0	0	300,675
Alan J. Stone	296,828	3,847	0	0	300,675

No other matters were voted upon at the meeting.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANANDAIGUA NATIONAL CORPORATION
(Registrant)

March 22, 2010	/s/ Lawrence A. Heilbronner
Date	Lawrence A. Heilbronner
Executive Vice President and Chief Financial Officer